UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 2, 2012

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective as of October 2, 2012, Christopher & Banks Corporation (the “Company”) and Joel N. Waller, the Company’s President and Chief Executive Officer, entered into an amended and restated employment agreement (the “Amended Agreement”).

As provided in the Amended Agreement:  (i) Mr. Waller has agreed to continue as the Company’s President and Chief Executive Officer until March 31, 2013, unless a successor to Mr. Waller as President and Chief Executive Officer has been elected by the Company’s Board of Directors and commenced employment prior to March 31, 2013; (ii) in connection with Mr. Waller’s foregoing agreement, the Company paid him a one-time cash bonus of $150,000, less applicable withholdings, on October 2, 2012; (iii) if Mr. Waller is serving as President and Chief Executive Officer on December 14, 2012 (i.e., the day following the one-year anniversary of his joining the Company), the Compensation Committee has agreed to review and adjust Mr. Waller’s annual salary; (iv) following the end of his service as President and Chief Executive Officer, Mr. Waller has agreed to serve as a consultant to the Company, through June 30, 2013, during which time he will be available to perform the consulting services as described in the next paragraph of this Form 8-K, for which he will be compensated at the rate of $30,000 per month; except that, regardless of whether he becomes a consultant prior to December 13, 2012, the Company will continue to pay him through December 13, 2012 at his current annual salary of $500,000; (v) during the period of time Mr. Waller is serving as a consultant under the Amended Agreement, the Company agrees to pay the employer portion of any health, dental, life and disability premiums or the cash equivalent thereof; and (vi) while serving as a consultant, Mr. Waller may, consistent with his other obligations, perform services on behalf of (a) any junior clothing retailer, or (b) any women’s specialty apparel company not defined as a Prohibited Company under the terms of the Amended Agreement.

Mr. Waller has agreed that, during his consulting period, he will make himself reasonably available to perform the following, together with such other roles and responsibilities as are agreed to by him and the Company’s then President and Chief Executive Officer:

a.               assistance as requested with the transition of the individual elected to serve as Mr. Waller’s successor in the role of President and Chief Executive Officer including, but not limited to, a review and assessment of the Company’s current and past merchandising, marketing and sourcing strategies; customer demographics; investor and vendor relationships; current operating systems; and management capabilities;

b.              periodic meetings or telephone conversations with the new President and Chief Executive Officer to review or discuss matters relating to the business of the Company, including, without limitation, the competitive environment, potential promotions or marketing strategies, store shopping experience, new trends, merchandise and sourcing, and the Company’s store concepts and e-commerce operations;

c.               special projects as agreed to by Mr. Waller and by the Company’s new President and Chief Executive Officer; and

d.              cooperating fully with the Company, in connection with any potential or actual litigation, other real or potential disputes, internal investigations or government investigations, which directly or indirectly involve the Company.

In addition, effective October 2, 2012, the Company and Mr. Waller entered into an amendment to the non-qualified stock option (“NQSO”) agreement, entered into effective December 14, 2011, to provide that Mr. Waller will have until June 30, 2016 to exercise the vested portion of the NQSO, so long as Mr. Waller’s employment is not terminated for cause (“Amendment No. 1”).

The foregoing summary of the Amended Agreement and of Amendment No. 1 are qualified in their entirety by reference to the Amended Agreement and to Amendment No. 1, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amended Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of October 2, 2012.
10.2	Amendment No. 1 effective as of October 2, 2012 to Non-Qualified Stock Option Agreement entered into between the Company and Joel Waller effective December 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

Date:  October 2, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Agreement between Christopher & Banks Corporation and Joel N. Waller effective as of October 2, 2012.
10.2	Amendment No. 1 effective as of October 2, 2012 to Non-Qualified Stock Option Agreement entered into between the Company and Joel Waller effective December 14, 2011.